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                                                EXHIBIT 10.5



                                 ETOYS INC.

                     STOCK AND NOTE PURCHASE AGREEMENT

     This Stock and Note Purchase Agreement (the "Agreement") is made as of the 27th day of June, 1997 by and between eToys Inc., a Delaware corporation (the "Company"), and idealab!, a Delaware corporation (the "Purchaser").

     In consideration of the mutual covenants and representations herein set forth, the Company and Purchaser agree as follows:

     1. PURCHASE. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to Purchaser and Purchaser agrees to acquire from the Company on the Closing Date (as defined below), (i) 6,467,000 shares of the Company's Common Stock (the "Stock") at a price of $0.015 per share, for the aggregate purchase price of $97,015 (the "Purchase Price") and (ii) Convertible Promissory Notes in substantially the form attached hereto as Exhibit A (the "Note" or collectively the "Notes") which may be issued in one or more Notes for up to an aggregate principal amount of $100,000. The Purchase Price for the Stock and the principal amounts of the Notes shall be paid by check or wire transfer or the cancellation of existing indebtedness or a combination thereof.

     2. CLOSING. The purchase and sale of the Stock and Notes shall occur at a Closing or Closings to be held at such times and places (the "Closing Dates"), as designated by the Company no less than two business days prior to such Closing Date. The Closings will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing on June 27, 1997 (the "Initial Closing"), the Company will issue the Stock registered in the name of Purchaser and the Company acknowledges receipt of $97,000 in payment of the Purchase Price for the Stock prior to the date of this Agreement. At subsequent Closings at times to be determined by the Company and the Purchaser, Purchaser shall deliver to the Company the consideration to be paid for the Note or Notes and the Company will deliver to Purchaser a Note or Notes in the principal amounts(s) equal to the consideration paid by Purchaser for such Note or Notes.

     3. COMPANY'S REPRESENTATIONS AND WARRANTIES. Except as set forth on Exhibit B attached hereto, the Company represents and warrants to Purchaser as follows:

         (a) The Company is a Corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure

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to be so qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted.

        (b) The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Stock and the Note hereunder and to carry out and perform its obligations under the terms of this Agreement.

        (c) The authorized capital stock of the Company consists or will, upon the filing of the Certificate, consist of 50,000,000 shares of Common Stock and 25,000,000 shares of undesignated Preferred Stock. Immediately prior to the Closing, no shares of common or capital stock will be outstanding. The Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

        (d) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Stock and the Note and the performance of all of the Company's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

        (e) The Company is not in violation or default of any term of its Certificate or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgement, order or decree, and to its knowledge is not in violation of any statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company.

        (f) The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. In connection with the purchase of the Stock and the Note, Purchaser hereby represents and warrants to the Company:

        (a) Purchaser has substantial experience in investing in newly-formed technology companies or in evaluating and investing in private placement transactions, so Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect Purchaser's own interests in connection with the purchase of the Stock, the Note and the common stock issuable upon conversion of the Note (the "Securities").

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        (b)  Purchaser is acquiring or will be acquiring the Stock and the
Note for investment for Purchaser's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof Purchaser understands that the Stock and the Note have not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Purchaser has not been formed for the specific purpose of acquiring the Stock and the Note. Purchaser further understands that the Company shall have no obligation to register the Stock or the Securities issuable upon conversion of the Note under the Securities Act on behalf of Purchaser.

        (c) Purchaser acknowledges that the Stock and the Securities issuable upon conversion of the Note must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         (d) Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Stock or the Securities issuable upon conversion of the Note and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

         (e) Purchaser and Purchaser's representatives have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction as well as to obtain any information requested by Purchaser. Any questions raised by Purchaser or Purchaser's representatives concerning the transaction have been answered to the satisfaction of Purchaser and Purchaser's representatives. Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as Purchaser and Purchaser's representatives have raised concerning the transaction and on Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

         (f) All corporate or partnership action, if applicable, on the part of Purchaser, its directors, partners and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser has been taken. This Agreement, when executed and

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delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

         (g) Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         (h) Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

      5.  RESTRICTION ON TRANSFER; RIGHT OF FIRST REFUSAL

          (a) Before any shares of Stock registered in the name of Purchaser may be sold or transferred (including transfer by operation of law), such shares shall first be offered to the Company.

               (i) Purchaser shall deliver a notice ("Notice") to the Company stating (A) Purchaser's bona fide intention to sell or transfer such shares, (B) the number of such shares to be sold or transferred, (C) the price for which he proposes to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee.

               (ii) Within 30 days after receipt of the Notice, the Company or its assignee may elect to purchase all (but not less than all) shares to which the Notice refers, at the price per share specified in the Notice. Full payment for all the shares to which the Notice refers shall be made by the Company or its assignee to Purchaser by cash.

               (iii) If the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 5(a)(ii), Purchaser may sell the shares to any person named/in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of said Notice to the Company, and provided, further, that any such sale is in accordance with all the terms and conditions hereof. Any sale or transfer after such 60 day period or on terms more favorable to the proposed purchaser or transferee then described in the Notice shall be subject again to this subparagraph 5(a).

               (iv) The provisions of this subparagraph 5(a) shall terminate on the earlier of (A) the effective date of a registration statement filed by the Company under the Securities Act, with respect to an underwritten public offering of Common Stock of the Company (an "Initial Public Offering") or (B) the closing date of a sale of assets or merger of the Company pursuant to which

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stockholders of this Company received securities of a buyer whose shares are publicly traded. The provisions of this subparagraph 5(a) shall not apply to a transfer of any shares of Stock by Purchaser, either during its lifetime or on death by will or intestacy to its other ancestors, descendents or spouse, or any custodian or trustee for the account of Purchaser or Purchaser's ancestors, descendents or spouse; provided, in each such case a transferee shall receive and hold such shares subject to the provisions of this paragraph 5 and there shall be no further transfer of such shares except in accordance herewith.

            (b) Purchaser agrees in connection with the Company's Initial Public Offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock without the prior written consent of Company or its underwriters, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

            (c) The Company shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to which such shares shall have been so transferred.

      6. LEGENDS. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon legends substantially in the following form:

           (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE."

           (b) "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT CONTAINING A RIGHT OF FIRST REFUSAL, COPIES OF WHICH MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

            (c) Any legend required to be placed thereon by the California Commissioner of Corporations, or required by applicable blue sky laws of any state.

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     7.     MISCELLANEOUS

            (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

            (b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed to Purchaser at its address shown on the Company's records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

            (c) The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of the California Commissioner of Corporations, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, its heirs, executors, administrators, successors and assigns.

            (d) Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Stock as to which the right of first refusal has been exercised from Purchaser to the Company.

            (e) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

            8. ARBITRATION. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the commercial rules and regulations of that Association.

            The arbitrators shall be selected as follows: In the event the Company and Purchaser agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Purchaser do not so agree, the Company and Purchaser shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

            Arbitration shall take place in Pasadena, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and

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maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or Purchaser and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

            IN WITNESS THEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

PURCHASER                                    COMPANY

Bill Gross' idealab!                         eToys Inc.,
a California corporation                     a Delaware corporation

By:  /s/ Bill Gross                          By: /s/  Edward C. Lenk
   ----------------------                        ---------------------------

Name:  Bill Gross                            Name:  Edward C. Lenk
     --------------------                          -------------------------

Title:  Chairman                             Title:  President
      -------------------                           ------------------------

Address:  790 E. Colorado Blvd
          ---------------------
          Pasadena, CA  91101
          ---------------------



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                                   EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                               INTEREST BEARING
                         CONVERTIBLE PROMISSORY NOTE

$________                                                      _________, 1997
                                                          Pasadena, California

     FOR VALUE RECEIVED, eToys, Inc., a Delaware corporation (the "Company"), hereby promises to pay to idealab! ("Lender") the principal sum of ____________________________ dollars ($___________) on _________________,1998
(the "Maturity Date") at the offices of the Company, or at such other address as Lender may specify in writing.

     1. Interest shall accrue on the unpaid principal amount of this Note at a rate of eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.

     2. In the event that the Company, at any time after the date of this Note and prior to the Maturity Date, shall issue and sell shares of its Common Stock or Series A Preferred Stock to any investors (the "Investors") for aggregate proceeds to the Company of at least One Million Dollars ($1,000,000), excluding the principal and accrued interest of this Note and any similar notes which the holders have elected to convert into the Securities, (the "Financing"), then the entire unpaid principal amount of this Note (the "Unpaid Principal") and, at the option of Lender, the accrued and unpaid interest on this Note, if any (the "Accrued Interest"), shall at the closing of such Financing and at the option of Lender be either (i) repaid in full in cash or (ii) converted into shares of the Company's Common Stock (the "Securities"); PROVIDED, HOWEVER, that if the price per share of the securities sold in the Financing is $0.25 or greater, then this Note shall be repaid in full in cash upon the closing of such Financing and Lender shall not have the option to convert this Notes into Securities.

     3. The number of shares of Securities issuable to Lender upon conversion of the Unpaid Principal, and Accrued Interest, if any, shall equal that number of shares as is obtained by dividing the amount of Unpaid Principal and Accrued Interest, if any, to be converted by the price per share of $0.20.

     4. The Unpaid Principal amount of this Note, together with Accrued Interest to date, shall become immediately due and payable upon _________, 1998.

     5. Any conversion by Lender of the Note into the Securities shall be pursuant to a stock purchase agreement (the "Stock Agreement") which shall contain customary terms and conditions. Lender shall provide the Company with written notice of its election to exercise its conversion right hereunder and the Company shall immediately thereafter undertake all necessary action to enable such conversion to occur, but the Note shall remain outstanding until such time as the Securities are actually issued to Lender.

6. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note upon demand.

7. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses.


                                      -8-
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8.     The Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

9. This Note is to be governed by and construed in accordance with the laws of the State of California.

                                         eToys Inc.

                                         By:__________________________________
                                         Title:_______________________________


                                         -9-


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                                      EXHIBIT B

        SCHEDULE OF EXCEPTIONS TO THE COMPANIES REPRESENTATIONS AND WARRANTIES

In addition to the 6,466,667 shares of Common Stock being issued under this Stock and Note Purchase Agreement, the Company has agreed to issue 1,866,667 shares of Common Stock to certain founders and employees of the Company pursuant to Stock Purchase Agreements and 2,026,667 shares of Common Stock to certain founders and employees of the Company pursuant to Restricted Stock Purchase Agreements and such shares shall be issued as of the same date of this Stock and Note Purchase Agreement. Forms of such Stock Purchase Agreements and Restricted Stock Purchase Agreements have been previously provided to counsel for idealab!